Exhibit 10.13

FORM OF INVESTMENT MANAGEMENT AGREEMENT
FOR SEPARATE ACCOUNT CLIENTS

IMPORTANT NOTE: This is a sample investment management agreement for reference purposes only. It is not a binding agreement. The provisions in this document are subject to change including but not limited to changes that may be required due to the specific investment strategy that will be utilized.

This Agreement is made this ____ day of ______________, 201[ ] (the “Agreement”), by and between [Name of Adviser] (the “Manager”), a [ ] company, and ____________________________ (“Client”).
1.Appointment. Client hereby appoints the Manager as an investment manager to manage such of Client's assets as Client shall from time to time assign to it, the proceeds from the sale of such assets, and the income attributable to such assets (the “Account”). Client shall promptly notify the Manager in writing of any increase or reduction in the amount of the Account's assets subject to the Manager's investment direction.
2.Authority of Manager. The Manager is authorized to supervise and direct the investment and reinvestment of the assets in the Account, subject to such limitations as are contained in the Guidelines described in Section 3 of this Agreement, as they may be from time to time amended, and subject to Client's right to direct the investment of the Account by means of Instructions as described in Section 3 of this Agreement. The Manager, as Client's agent and attorney-in-fact with respect to the Account, when it deems appropriate and without prior consultation with Client, may: (a) buy, sell, exchange, convert and otherwise invest or trade in any stocks, bonds, options, units and other securities, including money market instruments, whether the issuer is organized in the United States or outside the United States, at such times and in such manner as Manager determines; (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Manager may select, which brokers or dealers are entitled to receive compensation out of the Account for their services; (c) execute any documentation as the Account's agent and attorney-in-fact as Manager may deem necessary to facilitate any such investment or reinvestment; and (d) purchase, sell, exchange or convert foreign currency in the spot or forward markets in connection with portfolio trades as agent, at the market rate, as determined by the Manager in its sole discretion. [Conversion of currencies into and out of the base currency of the Account in unrestricted markets with respect to portfolio trades shall be performed by the Manager. Conversion of currencies into and out of the base currency of the Account in restricted markets and generally income repatriation will be the responsibility of the Account's Custodian (defined below)]. To the extent that the Custodian performs such transactions, the Manager shall not have the ability to control such transactions and the Manager shall not be expected or required to monitor or assess the quality of such transactions.  In addition, whether a market is considered to be restricted will depend on a number of factors, including, but not limited to, country specific statutory documentation requirements, country specific structural risks, operational constraints, and convertibility issues. In addition, Client understands that the Manager's list of restricted and unrestricted markets may change over time and that the Manager's lists may also differ depending on the type of transaction. Accordingly, the Manager shall be entitled to consult with third parties, including, but not limited to, broker-dealers and custodians, and rely upon such information in making a good faith determination on whether a market is considered restricted. Manager, as Client's agent and attorney-in-fact with respect to the Account, when it deems appropriate and without prior consultation with Client, may engage external legal counsel to review trade-related documentation for bank loans and other over-the-counter instruments, and charge the Account for such costs. Manager may give a copy of this Agreement to any broker, dealer or other party to a transaction, as evidence of its authority to act on the Account's behalf.
Manager may, in its sole discretion, accept the initial funding of the Account with one or more securities-in-kind (“SIK”). Subject to applicable law, Manager shall use good faith efforts to liquidate any SIK that Manager does not elect to keep as part of the Account, and shall not be liable for any investment losses or market risk associated with such liquidation. To the extent that the Account participates in any securities lending program, the Manager reserves the right to restrict specific securities from lending activity by the Account from time to time to the extent it is deemed by the Manager to be necessary or desirable in the Management of the Account. Client understands that participation in a securities lending program may restrict Manager’s ability to vote proxies related to securities held in the Account under Section 12.
The Manager is not authorized to accept delivery of cash or securities for the Account or to establish or maintain custodial arrangements for the Account. Client shall choose a custodian (the “Custodian”) to hold physical custody of the Account, and shall be responsible for selecting a vehicle offered by or otherwise available through the Custodian to sweep cash daily from the Account. Client shall direct the Custodian to segregate the assets in the Account and to invest and reinvest them in accordance with the directions transmitted by the Manager and received by the Custodian. Such directions shall be given in writing, or given orally and confirmed in writing promptly thereafter. Client shall not change the Custodian without giving Manager reasonable advance written notice of its intention to do so, together with the name and other relevant information with respect to the new Custodian. Client agrees that Manager shall not be liable, and shall be held harmless, for any act or omission of the Custodian, including but not limited to (a) the failure of the Custodian to deliver any securities involved in a transaction that the Manager has entered into on the Account’s behalf and (b) the cash sweep vehicles or other instruments offered or made available through the Custodian and overnight cash sweeps conducted by the Custodian.
3.Guidelines and Instructions. Attached hereto as Exhibit A is a statement of the investment objectives of Client, together with a statement of any and all specific investment restrictions applicable to the investment of the Account (the “Guidelines”). Client shall have the right at all times to modify the Guidelines or to give the Manager instructions (“Instructions”) to buy, sell or retain any investment, but no modification of the Guidelines and no Instructions or modifications of Instructions shall be binding upon the Manager unless the Manager has received written notice of them from an Authorized Person (as defined in Section 5(d)). Manager shall have a reasonable period to bring the Account into compliance with any changes to the Guidelines. Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any written Guidelines or Instruction given and, unless and until specifically advised otherwise, Manager may accept the same as conclusive evidence of the truth and accuracy of the statements contained therein. The Guidelines and all Instructions, unless they expressly provide otherwise, shall continue to be effective until duly canceled by subsequent modifications duly communicated to the Manager in writing.
4.Fees. As full compensation for its services under this Agreement, the Manager shall be paid quarterly a fee equal to one-fourth of the annual rates specified in Exhibit B, based on the asset value of the Account (as determined by the Manager) as of the last day of each calendar quarter on which the New York Stock Exchange is open for trading (the “Valuation Date”). The initial billing period will begin when this Agreement is signed by Client and accepted by Manager, and initial funding has been received by the Custodian (the “Inception Date”). The initial fee will be pro-rated to cover the period from the Inception Date through the Valuation Date for that calendar quarter and will be based on the valuation as of that Valuation Date. Future quarterly fees will be calculated similarly in arrears. If the Manager shall serve for less than the whole of any quarter, its compensation shall be determined as provided above on the basis of the value of the assets in the Account as of the end of the date of termination and shall be payable on a pro rata basis for the period of the quarter for which it served as Manager hereunder. Client shall direct the Custodian automatically to charge to the Account and pay directly to Manager all of Manager's fees upon the Custodian's receipt of an invoice from Manager.
5.Representations and Warranties. Client hereby acknowledges, represents and warrants to, and agrees with Manager, as follows:
(a)Client Assets. Client is the sole owner of all assets in the Account and (i) there are no restrictions on the transfer, sale or public distribution of any such assets and (ii) no option, lien, charge, security or encumbrance exists over such assets, except as disclosed to Manager in writing.
(b)Authority. The Client has full authority and power to engage Manager under the terms and conditions of this Agreement, and such engagement does not violate Client's constituent documents, any other material agreement, order or judgment of any court or governmental authority, or any law applicable to Client. Client further represents that all investments permitted herein are within its power to enter into and have been duly authorized.
(c)Form ADV. Client acknowledges receipt of Part 2 of Manager's Form ADV.
(d)Authorized Persons. Any individual whose signature is affixed to this Agreement on Client's behalf has full authority and power to execute this Agreement on Client's behalf. Client represents that the officer specified on the attached Certification of Authorized Persons (Exhibit C) is authorized to act for Client and to certify to Manager from time to time, by listing on, and delivering to Manager Exhibit C or a substantially similar form, those other persons who also are so authorized to act on Client's behalf (“Authorized Persons”). The Client shall promptly notify Manager in writing of any event that could reasonably be anticipated to affect any such individual's authority under this Agreement.
(e)Qualified Institutional Buyer. That it is a Qualified Institutional Buyer (“QIB”) as that term is defined under Rule 144A of the Securities Act of 1933, as amended.
(f)Notice of Certain Events. Client will promptly notify Manager in writing of any occurrence that results, or threatens to result, in any representations by Client contained in this Agreement becoming inaccurate, false, misleading or incomplete.
6.Non-Exclusive Agreement. Nothing in this Agreement shall be deemed to limit or restrict the Manager's right, or the right of any of its officers, directors or employees, to engage in any other business or to devote time and attention to the management or other aspects of any business, whether of a similar or dissimilar nature, or to render investment advisory services or services of any kind to any other corporation, firm, association or individual. Client understands that the Manager provides investment advisory services to numerous other clients and accounts. Client also understands that the Manager may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Manager with respect to the Account.
Nothing in this Agreement shall impose upon the Manager any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Account, any security (including long and short positions) which the Manager, or its affiliates, or its or their shareholders, directors, officers or employees may purchase or sell for its or their own account(s) or for the account of any other client. Client acknowledges that Manager's ability and that of its affiliates to effect or recommend transactions may be restricted by applicable regulatory requirements in the United States and elsewhere or its or their internal policies designed to comply with such requirements. Consequently, there may be periods when Manager may not initiate or recommend certain types of transactions in certain investments when Manager or its affiliates are performing services or when aggregated position limits have been reached, and Client will not be advised of that fact.
7.Liability of the Manager. Except as may otherwise be provided by law, Client specifically agrees that the Manager shall not be liable for: (a) any loss that Client may suffer by reason of any investment decision made or other action taken or omitted in good faith and with that degree of care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity would use in the conduct of an enterprise of a like character and with like aims; (b) any loss, expense or other liability (including but not limited to attorneys' fees) incurred by Client or Manager arising from or in connection with Manager's compliance with the Guidelines or Instructions believed by Manager to be accurate; (c) any act or failure to act by any broker or other person with whom the Manager or Client may deal in connection with the subject matter of this Agreement; or (d) any loss or failure or delay in performance of any obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond Manager's reasonable control, including, without limitation, acts of God, earthquakes, fires, floods, wars, terrorism, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utility, computer software or hardware, transportation or communication service, accidents, labor disputes, acts of civil or military authority, governmental actions and inability to obtain labor, material, equipment or transportation; or (e) any special, consequential or punitive damages.
8.Brokerage. Where the Manager places orders, or directs the placement of orders, for the purchase or sale of portfolio securities for the Account, in selecting brokers or dealers to execute such orders, the Manager is expressly authorized to consider, among other factors, the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Manager's investment research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Manager may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Manager determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Account or the Manager's overall responsibilities to the Manager's discretionary accounts.
Nothing herein shall preclude the aggregation or “bunching” of orders for the sale or purchase of portfolio securities in the Account with other accounts managed by Manager. With respect to the allocation of trades, Manager shall not favor any account over any other and purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved. In some cases, prevailing trading activity may cause Manager to receive various execution prices on the entire volume of any security sold for the accounts of its clients. In such cases, Manager may, but shall not be obligated to, average the various prices and charge or credit the Account with the average price, even though the effect of this aggregation of price may sometimes work to the disadvantage of the Account. Client understands and acknowledges that Manager or its affiliates may, based upon such factors as the Manager deems to be important, such as Manager's or its affiliates' respective trading strategies or their respective accounts' relative sizes or investment objectives or investment restrictions, restrict to certain accounts purchases and sales of securities acquired in initial public offerings, including those that trade or are expected to trade at a premium in the secondary market.
The Manager is authorized to (but is not required to) effect purchases and sales between clients or clients of its affiliates (“cross trades”) as further described in its Form ADV, subject to applicable law and regulation. The Manager shall not receive compensation (other than its normal management fee for managing the Account), directly or indirectly, for effecting a cross trade between advisory clients, and accordingly will not be deemed to have acted as a “broker” with respect to such transactions.
In no event shall Manager be obligated to effect or place an order for any transaction for Client which Manager believes would violate any applicable state or federal law, rule, or regulation, or of the regulations of any regulatory or self-regulatory body to which Manager or any of its affiliates is subject to at the time of the proposed transaction.
9.Confidential Relationship. Each party agrees that all non-public confidential information concerning the other party which may become available to such party in connection with services, transactions or relationships contemplated in this Agreement shall at all times be treated in strictest confidence and shall not be disclosed to third persons except as (a) may be required by law or regulatory authority, including but not limited to any subpoena, administrative, regulatory or judicial demand or court order, or as lawfully required by the bylaws or equivalent governing documents of any issuer in which the Account is invested, (b) as otherwise set forth in this Agreement, or (c) upon the prior written approval of the other party to this Agreement. Client authorizes Manager (i) to include Client's name in a representative or sample client list prepared by Manager, provided the Manager shall not disclose Client contact information or any information about Client's holdings, and (ii) to use the Manager's investment experience with respect to the Account, or the Account's performance, in composite performance presentations, marketing materials, attribution analyses, statistical compilations, or other similar compilations or presentations, provided such use does not disclose Client's identity except to the extent permitted by Client.
10.Reports. The Manager shall send to Client a written report of the Account as of the Valuation Date of each calendar quarter. Such reports shall be submitted within a reasonable period following such Valuation Date. For the purposes of all reports made by the Manager to Client, foreign securities denominated in foreign currencies will be valued in United States dollars, unless otherwise agreed by Manager and Client. Client shall examine promptly each such report and any other report provided by Manager. To the extent permissible under applicable law, upon the expiration of the sixty (60) day period immediately following the date of such report, or the termination of this Agreement as provided herein, if earlier, Manager shall be forever released and discharged from all liability and accountability to anyone with respect to each such report, including, without limitation, all acts and omissions of Manager shown or reflected in each such report, except with respect to any acts or omissions as to which Client shall have filed written objections with Manager within such sixty (60) day period. Nothing herein shall impair the right of Manager to a judicial settlement of any report rendered by it.
11.Valuation. In computing the asset value of the Account, if market quotations are readily available for securities listed on a securities exchange or on the NASDAQ National Market or NASDAQ Small Cap Market, the Manager shall value those securities at the last quoted sales price or the official closing price, respectively, on the Valuation Date, or, if there is no reported sale, within the range of the most recently quoted bid and ask prices. The Manager shall value over-the-counter securities within the range of the most recent bid and ask prices. If securities trade both in the over-the-counter market and on a stock exchange, the Manager shall value them according to the broadest and most representative market as determined by the Manager. Any security for which a current market quotation cannot be established or a market event occurs that calls into question the reliability of current market quotations, or any other security or asset, shall be valued in a manner determined in good faith by the Manager to reflect its fair market value.
12.Proxies, Corporate Actions and Legal Notices. Decisions on proxy voting will be made by the Manager unless such decisions are expressly reserved by Client. Manager shall vote proxies related to securities held in the Account in accordance with Manager's proxy voting policies and procedures, as amended from time to time, which are available on request. Manager is authorized to exercise corporate actions for the Account in Manager's discretion.  Client acknowledges that Manager may not exercise a corporate action due to various factors, including, but not limited to, the Account's ineligibility to participate in such corporate action, Manager's inability to provide documentation within the period of time required for participation, or if Manager otherwise determines that participation is not in the best interests of the Account. Except as provided for below, Manager shall not be expected or required to take any action with respect to legal proceedings (including, without limitation, class action lawsuits and regulatory recovery funds) involving securities presently or formerly held in the Account, or the issuers of such securities or related parties. When in the exercise of Manager’s discretion it determines that such action is in Client’s best interest, Client hereby authorizes Manager and appoints Manager as Client’s attorney-in-fact, to (i) participate and otherwise act on behalf of Client in connection with all matters arising in connection with any reorganization or restructuring, liquidation, bankruptcy, insolvency or similar event relating to an issuer (or a related party of such issuer) of securities managed by Manager as part of the Account (collectively, the “Authorized Matters”) including, without limitation, acting on behalf of Client as a member of any related creditor’s committee or a similar ad hoc or statutory committee, (ii) engage, or direct the applicable indenture trustee or similar entity to engage, professionals, including attorneys and financial advisors, to represent Client’s interests with respect to the Authorized Matters, (iii) execute, file and deliver any necessary or appropriate documents in connection with the Authorized Matters, including, but not limited to, proofs of claim, transaction documents, certifications, representation letters, objections, releases of claims, powers of attorney, retainer agreements, and settlement agreements, and (iv) in general, perform any act for Client in all matters relating to the Authorized Matters, as applicable (collectively, the “Authorized Matters Service”). Client further acknowledges and agrees that (x) notwithstanding any confidentiality provisions in this Agreement, information relating to Client or the Account may be disclosed to third parties in connection with any Authorized Matter, (y) by filing a proof of claim on Client’s behalf with respect to any Authorized Matter, Manager may waive Client’s right to a jury trial and potential objections as to jurisdiction with respect to such Authorized Matter and (z) Manager shall take such action as it deems prudent in connection with Authorized Matters in Manager’s sole discretion, which may include the decision not to take any action. Manager may, at any time, change the scope of, or terminate, the Authorized Matters Service. Manager will provide notice of any such Authorized Matters Service change in scope or termination to Client in any manner Manager chooses, including by electronic communication, and Client expressly consents to accept any manner of delivery of such communications, including by electronic communication. The Authorized Matters Service shall, if not sooner terminated, automatically terminate upon the termination of this Agreement.

13.Acknowledgment of Investment Risk. Notwithstanding any provision herein to the contrary, Client understands that the value of investments made for the Account may go down as well as up and is not guaranteed. Client agrees that Manager has not made and is not making any guarantees, including without limitation a guarantee as to any specific level of performance of the Account. Client further understands and acknowledges that investment decisions made on behalf of the Account by Manager are subject to various market, currency, economic, and business risks as well as the risk that those investment decisions will not always be profitable. Client acknowledges that past performance results achieved by accounts supervised or managed by Manager are not indicative of the future performance of the Account. Client understands that securities, mutual funds and other non-deposit investments are not deposits or other obligations of, or guaranteed by, the Manager or any affiliate, are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency, and are subject to investment risk, including possible loss of principal amounts invested.
Client recognizes and acknowledges that this Account is not intended as a complete investment program. Client recognizes and acknowledges that to the extent that foreign securities are eligible investments for the Account, investing in securities of companies in foreign countries involves certain special considerations which are not typically associated with investing in securities of U.S. companies. Such risk considerations include, but are not limited to, foreign currency considerations, investment and repatriation restrictions and economic and political risks. Client is cognizant of and hereby accepts the possibility that countries in which the Manager invests may expropriate or nationalize properties of foreigners or impose confiscatory taxation or exchange controls (which may include suspension of the ability to transfer currency from a given country.) Moreover, the countries in which the Account may invest also may be subject to political or social instability or diplomatic developments that could affect investments in securities of issuers in those countries.

14.Termination; Survival. This Agreement may be terminated by either party upon thirty (30) days' written notice to the other party. Such termination will not, however, affect the liabilities or obligations of the parties under this Agreement arising from transactions initiated prior to such termination. Sections 4, 7, 9, 10, 17, and 18 shall survive the termination of this Agreement. Upon any termination of this Agreement, the Manager shall have no further obligations hereunder, provided that: (a) any liability under this Agreement of one party to the other shall survive and remain in full force and effect, notwithstanding such termination, with respect to any claim or matter on which either of the parties has given the other written notice prior to such termination (except that the Manager may render to Client a statement of fees due the Manager through the date of termination after such date), until such liability has been finally settled; (b) Manager retains the right to complete any transactions open as of the termination date and to retain amounts in the Account sufficient to effect such completion; and (c) Manager shall be entitled to its fees and expenses, pro rated to the date of termination. Upon termination, it shall be Client's exclusive responsibility to issue instructions in writing regarding any assets in the Account.

15.Assignment. This Agreement may not be assigned (within the meaning of the Investment Advisers Act of 1940, as amended), in whole or in part, by the Manager without the prior written consent of Client. Subject to the preceding sentence, Manager may delegate all or part of its duties under this Agreement to any affiliate.

16.Communications. All reports and other communications required hereunder to be in writing shall be delivered in person or sent by first-class mail postage prepaid, overnight courier, or confirmed facsimile with original to follow or email with original to follow.

If to Client:

Attention:    _______________________________

If to Manager:

[Insert Name of Manager]
c/o Franklin Templeton Institutional
Global Client Service Support
One Franklin Parkway, 960/3
San Mateo, CA 94403
Fax:
Email:

With a Copy to:

[ __________________]

Either party to this Agreement may, by written notice given at any time, designate a different address for the receipt of reports and other communications due hereunder.
17.Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the United States and with the laws of the State of [California] [New York] [Florida] without giving effect to the choice of law or conflict of law provisions thereof. The parties hereby consent to jurisdiction and venue in the federal and state courts located in [the State of California] [New York County of the State of New York] [Broward County of the State of Florida].
18.Entire Agreement; Modification. This Agreement: (a) sets forth the entire understanding of the parties with respect to the subject matter hereof; (b) supersedes any and all previous agreements, understandings and communications, oral or written, regarding this subject matter; and (c) may not be modified, amended, or waived except by a specific written instrument duly executed by the party against whom such modification, amendment, or waiver is sought to be enforced. In the event of any conflict or inconsistency with this Agreement and any instructions or investment guidelines that are not made part of this Agreement or any investment policy statement, this Agreement will control.
19.Headings. The headings of the sections of this Agreement are for convenience of reference only and will not affect the meaning or operation of this Agreement. As used herein, references in the singular shall, as and if appropriate, include the plural.
20.Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
21.Severability. In the event that any provision of this Agreement is deemed to be void, voidable, illegal, or invalid for any reason, such provision will be of no force and effect only to the extent that it is so declared void, voidable, illegal, or invalid. All of the provisions of this Agreement not specifically found to be so deficient shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers to be effective as of the date first written above.

[NAME OF CLIENT]
By:
(Authorized Officer)
Name:
Title:
Date:

[NAME OF ADVISER]
By:
Name:
Title:
Date:

EXHIBIT A
Statement of Investment Objectives
[To be provided by Client]

Statement of Client Account Restrictions
[To be provided by Client]

Exhibit A

EXHIBIT B

FEE SCHEDULE

Manager Name:
Strategy:
Investment Management Fee: As compensation for managing the Account, Manager shall be paid as follows:
     % of the first $      million assets
     % of the next $      million assets
     % of the balance of the assets

Exhibit B

EXHIBIT C

CERTIFICATION OF AUTHORIZED PERSONS

I certify, as the ______________________________________________________ (specify title; e.g., general partner [of a partnership]; president, secretary [of a corporation]) that the following persons are "Authorized Persons" under the Agreement:

NAME	TITLE	SPECIMEN SIGNATURE

Name of Legal Entity (Please Print)
By:
Signature

Name and Title (Please Print)
Date:

Exhibit C